Exhibit 23.5

D E G O L Y E R  A N D  M A C N A U G H T O N

5 0 0  S P R I N G  V A L L E Y  R O A D    S U I T E   8 0 0   E A S T

DA LL AS ,   T E XA S  7 5 2 4 4

August 28, 2015

Petróleo Brasileiro S.A.—Petrobras

Av. República do Chile, 65

Rio de Janeiro, RJ 20031-912

Brazil

Ladies and Gentlemen:

We hereby  consent  to  the  references  to  DeGolyer  and  MacNaughton  as set forth in the Registration Statement on Form F-3, filed on the date hereof by Petróleo Brasileiro S.A.—Petrobras and Petrobras Global Finance B.V. (together, the Registrants),  under the  heading  “Experts,” and to  the incorporation  by reference  of the other references to our firm contained under the headings “Presentation of Information Concerning Reserves,” “Item 4. Information on the Company–Additional Reserves and Production Information–Internal Controls over Proved Reserves,” and “Item  19–Exhibits”  in the  Annual  Report  on Form 20-F  of the  Registrants  for  the year ended December 31, 2014.

Very truly yours, By: /s/ DeGolyer and MacNaughton DeGOLYER and MacNAUGHTON Texas Registered Engineering Firm F-716